UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2007

SPEEDWAY MOTORSPORTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13582	51-0363307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 Concord Parkway South, Concord, North Carolina	28027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 455-3239

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2007, the Compensation Committee of the Board of Directors of Speedway Motorsports, Inc. revised Mr. Marcus G. Smith’s compensation arrangement with the Company. Consistent with Company policy, Mr. Smith does not have an employment contract. Mr. Smith’s compensation for 2007 will include a base salary of $225,000 and sales commissions based on certain national sponsorship, marketing and advertising sales by Mr. Smith, at the following rates:

Performance Racing Network Advertising Sales	7.5%
Other Gross Marketing Sales of:
$0 to $10 million	1.0%
$10 million to $15 million	1.5%
$15 million to $20 million	2.0%
$20 million to $28.5 million	2.5%
Above 28.5 million	3.0%

The commissions outlined above are consistent with Mr. Smith’s position and the sales commission program of the Company. The percentages set forth above are retroactive to $0 if specified sales targets are met.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEEDWAY MOTORSPORTS, INC.

Date: February 20, 2007	By:	/s/ J. Cary Tharrington IV
Vice President and General Counsel